Exhibit 23.1





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the registration of 1,329,856 shares of Class A Common Stock of Dan River Inc., pertaining to the 2003 Long-term Incentive Plan of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Dan River Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Greensboro, North Carolina
June 11, 2003